EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made on May 23, 2023 by and between LARIMAR THERAPEUTICS, INC. (the “Company”) and RUSSELL G. CLAYTON SR., D.O. (the “Executive”).

Introduction

The Company desires to retain the services of the Executive pursuant to the terms and conditions set forth herein and the Executive wishes to be employed by the Company on such terms and conditions. The Executive will be a key employee of the Company, with significant access to information concerning the Company and its business. The disclosure or misuse of such information or the engaging in competitive activities would cause substantial harm to the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Term. The Company agrees to employ Executive, and Executive accepts employment with the Company, on the terms and subject to the conditions of this Agreement. Executive’s period of employment with the Company will commence on July 17, 2023 or such other date agreed by the parties (the “Effective Date”) and will continue until terminated in accordance with this Agreement.
2.
Duties. The Executive will serve as the Chief Medical Officer of the Company and shall have such duties of an executive nature as the Board of Directors of the Company (the “Board”) shall determine from time to time. The Executive will report to the Company’s Chief Executive Officer.
3.
Full Time; Best Efforts. The Executive shall devote Executive’ s full business time and best efforts to the performance of Executive’ s duties hereunder and to the promotion of the business and affairs of the Company. The Executive shall not engage in any other commercial activity; provided however, that the Executive may, with the approval of the Chief Executive Officer, serve on a clinical or scientific advisory board or accept an appointment on a board of directors of a company, so long as such service does not represent a potential conflict of interest or interfere with the performance of the Executive’ s duties and responsibilities hereunder. Similarly, the Executive may engage in charitable or civic endeavors so long as they do not interfere with the performance of the Executive’ s duties and responsibilities hereunder. The Executive shall not engage in any other activity which could reasonably be expected to interfere with the performance of the Executive’s duties, services and responsibilities hereunder.
4.
Compensation and Benefits. During the Executive’s employment with the Company under this Agreement, the Executive shall be entitled to compensation and benefits as follows:
(a)
Base Salary. The Executive will receive a salary at the rate of $425,000 annually, payable in equal increments not less often than monthly in arrears. The Executive’s rate of base salary, as in effect from time to time, (the “Base Salary”) will be reviewed at least annually by the Compensation Committee of the Board (the “Committee”) and may not be decreased, except in connection with a proportionate reduction of the salaries of all the Company’s other executive officers.

(b)
Bonus. For each calendar year ending during his employment, the Executive will have the opportunity to earn an annual bonus (the “Bonus”) with a target amount not less than 40% of the Base Salary actually earned by the Executive in the applicable year. The actual Bonus payable to the Executive, if any, may be more or less than the target amount and will be determined by the Committee, in its sole discretion, based on the achievement of corporate and/or personal objectives established by the Committee. Except as otherwise provided herein or determined by the Committee, payment of any otherwise earned Bonus will be conditioned on Executive’s continued service through the date that annual bonuses are paid to the Company’s executive officers generally with respect to the applicable year.
(c)
Initial Equity Award. As an inducement for the Executive to enter into this Agreement and accept employment with the Company, on the first trading day of first calendar month commencing after the Effective Date (the “Grant Date”) and provided the Executive is then in service with the Company, the Company will grant to the Executive a stock option (the “Initial Award”) in respect of 180,000 shares of the Company’s common stock. The Initial Award will have an exercise price equal to the closing price of the Company’s common stock on the Grant Date and will vest as follows: (i) 25% of the Initial Award will vest on the first anniversary of the Grant Date, and (ii) the remaining 75% of the Initial Award will in equal monthly installments (on the last day of each of the 36 calendar months commencing after the first anniversary of the Grant Date), subject in each case to the Executive’s continued service to the Company through the applicable vesting date. The Initial Award will be subject to additional terms and conditions specified by the Committee, in its discretion, and will be memorialized in a separate award agreement in form and substance acceptable to the Company.
(d)
Benefits. The Executive shall be entitled to participate in Company benefit plans that are generally available to the Company’ s executive employees in accordance with and subject to the terms and conditions of such plans, as in effect from time to time.
(e)
Vacation. The Executive will be entitled to paid time off in accordance with the Company’s policies, as in effect from time to time.
(f)
Expenses. The Executive will be entitled to reimbursement of all reasonable expenses incurred in the ordinary course of business on behalf of the Company in accordance with Company expense reimbursement policies.
(g)
Withholding. The Company may withhold from compensation payable to the Executive all applicable federal, state and local withholding taxes.
5.
Restrictive Covenant Agreement. In consideration of the good and valuable consideration received hereunder, the Executive will promptly execute the Confidentiality,

Intellectual Property Assignment and Restrictive Covenant Agreement attached hereto as Appendix A (the “Restrictive Covenant Agreement”).

6.
Termination.
(a)
General. The Executive’ s employment with the Company may be terminated by the Company at any time, for any reason. The Executive’ s employment with the Company may also be terminated by the Executive for Good Reason or, after at least 30 days prior written notice thereof from the Executive to the Company, without Good Reason (provided that upon notice by the Executive of a resignation without Good Reason, the Company may without any liability accept such resignation with an earlier effective date than proposed by the Executive).
(b)
Definitions. As used herein, the following terms shall have the following meanings:

“Cause” shall mean: (a) a good faith finding by the Company’ s Board (i) of a willful failure of the Executive to perform his reasonably assigned duties for the Company, which failure is not cured within ten days after written notice thereof, unless the Board determines in good faith such failure is not curable, or (ii) that the Executive has engaged in a material act of dishonesty, gross negligence or material misconduct; (b) the conviction of the Executive of, or the entry of a pleading of guilty by the Executive to, a felony; or (c) a breach by the Executive of any duty owed to or any agreement with the Company, which breach is not cured within ten days after written notice thereof, unless the Board determines in good faith such breach is not curable. For avoidance of doubt, any termination of the Executive’s employment due to a Disability (as defined below) will not be deemed a termination “without Cause.”

“Change in Control” means a “change in control event,” as that term is used in Treas. Reg. § 1.409A-3(i)(5)(i).

“Disability” means Executive’s inability to substantially perform his duties to the Company as a result of incapacity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a period of at least 12 months.

“Good Reason” for resignation shall exist upon, without the Executive’s written consent: (a) a change by the Company in the location at which the Executive performs his principal duties for the Company of more than 25 miles from the location at which the Executive was performing his principal duties for the Company prior to such change; (b) a reduction of the Executive’s Base Salary (other than a reduction permitted by Section 4(a)); (c) a reduction of the Executive’s target Bonus opportunity below that specified in Section 4(b); or (d) a material adverse change in the Executive’ s title, authority or duties; provided that no such event or condition in clauses (a) through (d) shall constitute Good Reason unless (x) the Executive gives the Company a written notice of termination not more than 30 days after the initial existence of the condition, (y) the grounds for termination (if susceptible to correction) are not corrected by the Company within 30 days of its receipt of such notice, and (z) the Executive’s termination occurs within 60 days following the Company’s receipt of such notice.

(c)
Effects of Termination. If the Executive’s employment with the Company ceases for any reason, then the Executive’s rights in respect of outstanding equity awards will be determined in accordance with terms of the applicable award agreements and the Company will pay to the Executive any Base Salary that had been earned but not yet paid, and any expenses subject to reimbursement under Section 4(f) that had been incurred but not yet reimbursed, in each case prior to the date of termination (collectively, the “Accrued Rights”). All compensation and benefits will cease at the time of such cessation of employment and, except as otherwise provided by COBRA or as expressly provided herein, the Company will have no further liability or obligation by reason of such cessation. Contemporaneous with any cessation of the Executive’s employment, unless otherwise requested by the Board, the Executive will resign from all officer and director positions with the Company and its affiliates and execute such documents as may be requested by the Company to confirm that resignation.
(d)
Involuntary Termination. If the Executive’ s employment ceases due to a termination by the Company without Cause or a resignation by the Executive with Good Reason, then in addition to the Accrued Rights and subject to Section 6(f) below, Executive will be entitled to receive:
(i)
payment of any Bonus otherwise earned and payable (but for the cessation of the Executive’s employment), but not yet paid, in respect of the calendar year immediately preceding such cessation (the “Prior Year Bonus”);
(ii)
monthly severance payments for a period of nine months, with each payment equal to one-twelfth the Base Salary (as in effect immediately prior to such cessation or, if the cessation is a resignation for the Good Reason described in clause (b) of the definition thereof, as in effect immediately prior to such Good Reason); and
(iii)
waiver or reimbursement of the applicable premium otherwise payable or paid for COBRA continuation coverage for Executive (and, to the extent covered immediately prior to the date of such cessation, his eligible dependents) for a period equal to nine months.
(e)
Involuntary Termination Proximate to a Change in Control. Notwithstanding the foregoing, if a cessation of employment described in this Section 6(d) occurs during the one year period immediately following a Change in Control, then
(i)
Section 6(d)(ii) will be replaced with the following: “monthly severance payments for a period of 12 months, with each payment equal to one-twelfth the sum of (A) the Base Salary (as in effect immediately prior to such cessation or, if the cessation is a resignation for the Good Reason described in clause (b) of the definition thereof, as in effect immediately prior to such Good Reason), plus (B) the target Bonus opportunity for the year of the cessation (as in effect immediately prior to such cessation or, if the cessation is a resignation for the Good Reason described in clause (c) of the definition thereof, as in effect immediately prior to such Good Reason);” and
(ii)
the reference in Section 6(d)(iii) to “nine months” will be replaced with “12 months.”

(f)
Severance Benefits Conditioned on Release. The payments and benefits described in Section 6(d)(i) – (iii) (as modified by Section 6(e), if applicable)(the “Severance Benefits”) are in lieu of, and not in addition to, any other severance arrangement maintained by the Company. The Severance Benefits are conditioned on Executive’s execution and delivery to the Company of a general release of claims against the Company and its affiliates in such form as the Company may prescribe (the “Release”) and on such Release becoming irrevocable within 30 days following his cessation of employment. The Prior Year Bonus, if any, will be paid on the date that annual bonuses are paid to other executive officers generally with respect to the applicable year or, if later, within 15 days after the Release has become irrevocable. Subject to Section 17 below, the Severance Benefits described in Section 6(d)(ii) and (iii) (as modified by Section 6(e), if applicable) will begin to be paid or provided (x) 15 days after the Release has become irrevocable, if the 45-day period following the cessation of employment does not straddle two calendar years; or (y) the later of 15 days after the Release has become irrevocable or the first regularly scheduled payroll date in the calendar year following the cessation of employment, if the 45-day period following such cessation straddles two calendar years.
(g)
Death or Disability. If the Executive’ s employment ceases due to the Executive’s death or Disability, then in addition to the Accrued Rights, the Executive (or his estate or personal representative, as applicable) will be entitled to receive any otherwise unpaid Prior Year Bonus. Such Prior Year Bonus, if any, will be paid on the same date that annual bonuses are paid to other executive officers generally with respect to the applicable year.
7.
Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail or fax, by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered: (a) if to the Executive, at the most recent address contained in the Company’s personnel files; (b) if to the Company, to the attention of its Legal Department at the address of its principal executive office; or (c) or at such other address as may have been furnished by such person in writing to the other party. Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed, on the date received, if given by registered or certified mail, return receipt requested or by overnight delivery service, or three days after the date mailed, if otherwise given by first class mail, postage prepaid.
8.
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its choice of law provisions.
9.
Arbitration. In the event of any dispute under the provisions of this Agreement or otherwise regarding the Executive’s employment or compensation (other than a dispute in which the primary relief sought is an injunction or other equitable remedy, such as an action to enforce compliance with the Restrictive Covenant Agreement), the parties shall be required to have the dispute, controversy or claim settled by arbitration in Philadelphia, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (“AAA”), by one arbitrator mutually agreed upon by the parties (or, if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the AAA, then by one arbitrator having relevant experience who is chosen by the AAA). Any award or finding will be confidential. The arbitrator may not award attorneys’ fees to either party unless a statute or contract at issue specifically authorizes such an award. Any award entered by the arbitrators will be final, binding and non-appealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision will be specifically enforceable. Each party will be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and will share equally the fees of the arbitrator.

10.
Amendments. This Agreement may be amended or modified only by a written instrument signed by a duly authorized officer of the Company and the Executive.
11.
No Waivers. No waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver of a breach of any provision of this Agreement shall not be construed as a waiver or a continuing waiver of the same or any subsequent breach of any provision of this Agreement. No delay or omission in exercising any right under this Agreement shall operate as a waiver of that or any other right.
12.
Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that the rights and obligations of the Executive hereunder are personal and may not be assigned without the Company’ s prior written consent. Any assignment of this Agreement by the Company shall not be considered a termination of the Executive’s employment.
13.
Entire Agreement. This Agreement, together with the Restrictive Covenant Agreement, constitutes the final and entire agreement of the parties with respect to the matters covered hereby and replaces and supersedes all other agreements and understandings relating hereto and to the Executive’s employment.
14.
Counterparts. This Agreement may be executed in any number of counterparts, including counterpart signature pages or counterpart facsimile signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
15.
No Conflicting Agreements. The Executive represents and warrants that he is not a party to or otherwise bound by any agreement or restriction that could conflict with, or be violated by, the performance of his duties to the Company or his obligations under this Agreement. Executive will not use or misappropriate any intellectual property, trade secrets or confidential information belonging to any third party.
16.
Interpretation. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement.

17.
Section 409A.

(a)
The parties intend for this Agreement to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement will be interpreted and applied accordingly. Nonetheless, the Company does not guaranty the tax treatment of any compensation payable to the Executive.
(b)
If the cessation of employment giving rise to the payments described in Section 6(d) (as modified by Section 6(e), if applicable) is not a “Separation from Service” within the meaning of Treas. Reg. § 1.409A-1(h)(1) (or any successor provision), then the amounts otherwise payable pursuant to that section will instead be deferred without interest and will not be paid until the Executive experiences a Separation from Service. In addition, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Code to payments due to the Executive upon or following his Separation from Service, then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), any such payments that are otherwise due within six months following the Executive’s Separation from Service (taking into account the preceding sentence of this paragraph) will be deferred without interest and paid to Executive in a lump sum immediately following that six-month period. This paragraph should not be construed to prevent the application of Treas. Reg. § 1.409A-1(b)(9)(iii)(or any successor provision) to amounts payable hereunder. For purposes of the application of Treas. Reg. § 1.409A-1(b)(4)(or any successor provision), each payment in a series of payments will be deemed a separate payment.
(c)
Notwithstanding anything in this Agreement to the contrary, to the extent an expense, reimbursement or in-kind benefit provided to the Executive pursuant to this Agreement or otherwise constitutes a “deferral of compensation” within the meaning of Section 409A of the Code (a) the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive in any other calendar year, (b) the reimbursements for expenses for which the Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred, and (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.
18.
Section 280G. Notwithstanding any other provision of this Agreement or the terms of any other agreement, award or plan, if any payment to or for the benefit of the Executive, whether paid or payable pursuant to the terms of this Agreement or otherwise (each, a “Payment,” and collectively, the “Total Payments”), would be subject (in whole or in part) to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be reduced to the minimum extent necessary to avoid the imposition of the Excise Tax on the Total Payments, but only if (i) the net amount of such Total Payments, as so reduced, is greater than or equal to (ii) the net amount of such Total Payments without such reduction (in each case, after subtracting the expected federal, state and local taxes on such Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such Total Payments). The reduction of the Total Payments contemplated in this paragraph will be implemented by determining the Parachute Payment Ratio (as defined below), as determined in good faith by the Company, for each Payment and then reducing the Total Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments will be reduced based on the time of payment of such Payments, with the latest Payments reduced first. For Payments with the same Parachute Ratio and the same time of payment, each such Payment will be reduced proportionately. For purposes hereof, the term “Parachute Payment Ratio” shall mean a fraction, (x) the numerator of which is the value of the applicable Total Payment (as calculated for purposes of Section 280G of the Code), and (y) the denominator of which is the intrinsic (i.e., economic) value of such Total Payment.

19.
CARES Act Limitation. Notwithstanding anything to the contrary in this Agreement or otherwise, to the extent required to enable the Company to qualify for a loan, loan guarantee or other form of financial assistance with the Secretary of the Treasury or other governmental entity under the Coronavirus Aid, Relief, and Economic Security Act (as may be amended or modified, the “CARES Act”), the Executive’s rights to compensation from the Company, whether under this Agreement or otherwise, will be limited to the maximum amounts permitted under Section 4004 of the CARES Act.
20.
Company Policies. The Executive will be subject to all policies of the Company in effect from time to time, including (without limitation) policies regarding ethics, personal conduct, stock ownership, securities trading, clawback and hedging and pledging of securities.

This Agreement has been executed and delivered on the date first above written.

LARIMAR THERAPEUTICS, INC.

By: /s/ Carole Ben-Maimon

Name: Carole Ben-Maimon

Title: President and CEO

EXECUTIVE

/s/ Russell Clayton

Russell G. Clayton Sr., D.O.

(SIGNATURE PAGE TO EMPLOYMENT AGREEMENT)

Appendix A

LARIMAR THERAPEUTICS, INC.

Confidentiality, Intellectual Property Assignment and
Restrictive Covenant Agreement (the “Agreement”)

In consideration and as a condition of my service relationship, whether as an employee, consultant, advisor or otherwise (collectively, “Service Relationship”) with Larimar Therapeutics, Inc. or any of its current or future parents, subsidiaries or affiliates (collectively, the “Company”), I agree as follows:

1.
Confidential Information.
(a)
I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public (collectively, “Confidential Information”) is and will be the exclusive property of the Company. Confidential Information also includes information received in confidence by the Company from its customers or suppliers or other third parties. Confidential Information may include, without limitation, information on finance, structure, business plans, employee performance, staffing, compensation of others, research and development, operations, manufacturing and marketing, strategies, customers, files, keys, certificates, passwords and other computer information, as well as information that the Company receives from others under an obligation of confidentiality.
(b)
I will not, at any time, without the Company’s prior written permission, either during or after my Service Relationship, disclose any Confidential Information to anyone outside of the Company, or use or permit to be used any Confidential Information for any purpose other than the performance of my duties as a service provider of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Confidential Information. I will deliver to the Company all copies of Confidential Information in my possession or control upon the earlier of a request by the Company or termination of my Service Relationship.
(c)
Notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(d)
Notwithstanding anything herein to the contrary, I understand that this Agreement will not (1) prohibit me from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (2) require notification or prior approval by the Company of any such report; provided that, I am not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege.
2.
Developments.
(a)
All inventions, know-how, knowledge, discoveries, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable), which are created, invented, developed, conceived, discovered or reduced to practice by me, solely or jointly with others, in the course of my Service Relationship with the Company (the “Inventions”) are the sole property of the Company, and the Company has the right to use any Inventions to develop products, to effect its development, marketing and sales activities and to otherwise freely use such Inventions in the conduct of its business operations. I agree to assign and hereby assign to the Company all of my rights, title and interest in any Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere, and appoints any officer of the Company as my duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Company and at the Company’ s expense, I will execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention.
(b)
I will promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings or in such form as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records are and remain the sole property of the Company at all times.
(c)
If any Invention is not the property of the Company by operation of law, this Agreement or otherwise, I will, and I hereby do, assign to the Company all right, title and interest in such Invention, without further consideration, and will assist the Company and its nominees in every way, at the Company’ s expense, to secure, maintain and defend the Company’ s rights in such Invention. I will sign all instruments necessary for the filing and prosecution of any applications for, or extension or renewals of, letters patent (or other intellectual property registrations or filings) of the United States or any foreign country which the Company desires to file and relates to any Invention. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and shall survive my death or incapacity), to act on my behalf to execute and file any such applications, extensions or renewals and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, other intellectual property registrations or filings or such other similar documents with the same legal force and effect as if executed by me.
(d)
I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) in the course of the performance of my Service Relationship and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. To the extent any such works of authorship do not qualify as “works made for hire,” as that term is defined in the United States Copyright Act, then I will, and I hereby do, assign to the Company all right, title and interest, including copyrights, in such works of authorship.
(e)
Attached hereto as Exhibit I is a list of all inventions, modifications, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data, techniques, know-how, secrets or intellectual property rights or any interest therein made by me prior to the commencement of my Service Relationship (collectively, the “Prior Inventions”), which belong to me and which relate directly to the business of the Company and which are not assigned to the Company hereunder; (or if no such list is attached, I represent that there are no such Prior Inventions that relate to the business of the Company). If, in the course of my Service Relationship, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and has a non-exclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license to make, have made, modify, use, sell and otherwise exploit such Prior Invention as part of or in connection with such product, process or machine, or any enhancements or extensions thereof.

3.
Nondisparagement and Cooperation. During my Service Relationship and at all times thereafter:
(a)
I will not, directly or indirectly, disparage or otherwise take any action that could reasonably be expected to harm the reputation of the Company or any of its products or practices, directors, officers, employees, stockholders, partners or agents. This Section shall not, however, prohibit the Executive from testifying truthfully as a witness in any court proceeding or governmental investigation.
(b)
I will cooperate with the Company and its counsel with respect to litigation, investigations, audits, governmental proceedings and all similar matters that relate to events occurring, in whole or in part, during my Service Relationship. The Executive will render such cooperation in a timely manner on reasonable notice from the Company. Following my Service Relationship, the Company will exercise reasonable efforts to limit and schedule the need for my cooperation so as not to materially interfere with my other professional obligations.
4.
Survival and Assignment by the Company.
(a)
I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of my Service Relationship. I further understand that my obligations under this Agreement will continue following the termination of my Service Relationship regardless of the manner of such termination and will be binding upon my heirs, executors and administrators.
(b)
I acknowledge that the current and future parents, subsidiaries or affiliates of the Company are intended third party beneficiaries of this Agreement. I agree that the Company may assign this Agreement to a successor to or acquirer of any portion of its business or assets, without my consent.
5.
Severability. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision(s) shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.
6.
No Service Relationship Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my Service Relationship. I acknowledge that my Service Relationship with the Company is at-will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause.
7.
Non-Solicitation and Non-Competition.
(a)
I agree that during the period of my Service Relationship and for the one year period after my Service Relationship ends for any reason (whether the relationship is terminated by me or the Company, with or without cause), I will not do any of the following, either directly or indirectly, except on behalf of the Company:
(1)
solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any employee, contractor, investor, lender, partner or supplier of the Company to terminate or alter his, her or its relationship with the Company;

(2)
hire, employ, or engage, or attempt to hire, employ, or engage any person employed or engaged by the Company (or who was employed or engaged by the Company within the preceding 12 months) or discuss any potential employment or engagement with such person, even if I did not initiate the discussion or seek out the contact;
(3)
solicit, perform, provide or attempt to perform or provide Competitive Products to any Customer or Potential Customer (as those terms are defined below); or
(4)
establish, invest in, promote or perform services for another enterprise engaged anywhere in the world in the development, manufacture or marketing of Competitive Products; provided, however, that my ownership of one percent or less of the outstanding publicly traded capital stock of any company will not violate this paragraph, provided that I have no other relationship with such company. I acknowledge that the Company’s business and the market for its products is global in scope.
(b)
For purposes of this Agreement:
(1)
“Competitive Products” means products or services that are competitive with or similar to products or services of the Company, or products or services that the Company has under development or that are the subject of active planning during my Service Relationship, including, but not limited to products for the treatment or prevention of Friedreich’s Ataxia.
(2)
“Customer or Potential Customer” means any person or entity who or which, at any time during the preceding two years (while I am still employed or engaged by the Company) or during the two years preceding the end of my Service Relationship (once I am no longer employed or engaged by the Company): (i) contracted for, was billed for or received from the Company any product, service or process; or (ii) was solicited by the Company in an effort in which I was involved, or of which I was or should have been aware, concerning any product, service or process of the Company.
8.
Legal and Equitable Remedies.
(a)
I agree that it may be impossible to assess the damages caused by my violation of this Agreement or any of its terms. I agree that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company for which there would be no adequate remedy at law and the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement.
(b)
I agree that if the Company is successful in whole or in part in any legal or equitable action against me under this Agreement, the Company shall be entitled to payment of all costs, including reasonable attorney’s fees, from me.
(c)
If I am found to have been in breach of Section 7 of this Agreement, the restrictions described in that section will be extended by the period equal to the length of time I was in breach of that section.
9.
Reasonableness of Restrictions. I have read this entire Agreement, understand it and have had the opportunity to review it with counsel. I agree that this Agreement does not prevent me from earning a living or pursuing my career and that I have the ability to secure other non-competitive employment using my marketable skills. I agree that the restrictions contained in this Agreement, including the duration and scope thereof, are reasonable, proper and necessary to protect the Company’s legitimate business interests, including without limitation the Company’s intellectual property rights, Confidential Information and goodwill. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.

10.
Notification of New Employer. In the event that I leave the employ of the Company, I authorize the Company to provide notice of my obligations under this Agreement to my subsequent employer and to any other entity or person to whom I provide or propose to provide services.
11.
Governing Law. This Agreement and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, applied without regard to conflict of law principles.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Confidentiality, Intellectual Property Assignment and Restrictive Covenant Agreement as of the date set forth below.

Signed: /s/ Russell Clayton Date: 5/23/2023

(sign name above)

Print Name: Russell G. Clayton Sr., D.O.

Exhibit I
Prior Inventions

None